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                   CERTIFICATE OF TRUST OF PEAK TRENDS TRUST

          This Certificate of Trust of PEAK TRENDS TRUST (the "Trust"), dated March 23, 1998, is being duly executed and filed by the undersigned as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C.
Section 3801, et seq.)

          1. Name. The name of the business trust formed hereby is PEAK TRENDS TRUST.

          2. Registered offices; Registered Agent. The business address of the registered office of the Trust in the State of Delaware is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware, 19715. The name of the Trust's registered agent at such address is Donald J. Puglisi.

          3. Effective Date. This Certificate of trust shall be effective upon the date and time of filing.

          4.    The Trust is a Delaware business trust to be registered under the Investment Company Act of 1940. Notice is hereby given that the Trust shall consist of one or more series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series.
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          IN WITNESS WHEREOF, the undersigned, being the initial trustees of the
Trust, have executed this Certificate of Trust as of the date first above-written.



                              /s/ Donald J. Puglisi
                              ----------------------------------------------
                              Donald J. Puglisi
                              Managing Trustee



                              /s/  William R. Latham III
                              ------------------------------------------
                              William R. Latham III
                              Trustee


                              /s/ James B. O'Neill
                              ----------------------------------------------
                              James B. O'Neill
                              Trustee


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